UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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WHX Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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WHX CORPORATION
1133 Westchester Avenue
White Plains, NY 10604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [          ] [   ], 2008

To the Stockholders of WHX Corporation:

The annual meeting of stockholders of WHX Corporation (the “Company”) will be held on [        ] [   ], 2008, at [    ] [  ].m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, New York 10022, for the following purposes:

1.
To elect seven directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2009 and until their respective successors have been duly elected and qualified;

2.
To consider and vote upon a proposal to authorize the Board, at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 185,000,000 shares, consisting of 180,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock;

3.
To consider and vote upon a proposal to authorize the Board, at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to make certain clarifying amendments to protect the availability of the Company’s net operating loss carry forwards under Section 382 of the Internal Revenue Code in connection with the Company’s pending rights offering;

4.	To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2008; and

5.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

The Board has fixed the close of business on [           ], 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record shares of Common Stock of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting.

Your vote is very important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

The notice and proxy statement are first being mailed to our stockholders on or about [        ] [ ], 2008.

Please follow the voting instructions on the enclosed proxy card to vote.

By Order of the Board of Directors,

WHX CORPORATION
/s/ Glen M. Kassan
Glen M. Kassan
Chief Executive Officer
July [ ], 2008

EXHIBITS

Exhibit A - Form of Amendment to the Amended and Restated Certificate of Incorporation of WHX Corporation

i

WHX CORPORATION
1133 Westchester Avenue
White Plains, NY 10604

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On [           ] [   ], 2008

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of stockholders (the “Annual Meeting”) of WHX Corporation (“WHX” or the “Company”) to be held on [        ] [   ], 2008, at [    ] [  ].m., at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, New York 10022, and at any postponements or adjournments thereof.

Purpose of the Annual Meeting

At the Annual Meeting, holders of WHX common stock, $0.01 par value per share (“Common Stock”), will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1.
To elect seven directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2009 and until their respective successors have been duly elected and qualified;

2.
To consider and vote upon a proposal to authorize the Board, at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 185,000,000 shares, consisting of 180,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock;

3.
To consider and vote upon a proposal to authorize the Board, at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to make certain clarifying amendments to protect the availability of the Company’s net operating loss carry forwards  (“NOLs”) under Section 382 of the Internal Revenue Code in connection with the Company’s pending rights offering;

4.	To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2008; and

5.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

Who May Vote

Our only outstanding voting securities are our shares of Common Stock.  Only holders of record of shares of Common Stock at the close of business on [        ] [   ], 2008 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.  On the Record Date of the Annual Meeting, there were 10,000,498 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum.  Each share of Common Stock is entitled to one vote.

Attending In Person

Only holders of Common Stock, their proxy holders and our invited guests may attend the Annual Meeting.  If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Annual Meeting.  For example, you may bring an account statement showing that you beneficially owned WHX shares as of [        ] [   ], 2008 as acceptable proof of ownership.

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

How to Vote

You may vote in person at the Annual Meeting or by proxy.  Our Board is asking for your proxy.  We recommend that you vote by proxy even if you plan to attend the Annual Meeting.  Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may also vote for or against the proposal or abstain from voting.  You can always change your vote at the Annual Meeting.  Proxy cards must be received by us before voting begins at the Annual Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Annual Meeting.  Each proxy in that form that is properly signed and received prior to the Annual Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board's recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy we receive from you will determine how we will vote your shares.

At the time that this Proxy Statement was mailed to stockholders, the Board and management were not aware that any matter other than the matters described above would be presented for action by stockholders at the Annual Meeting. If other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Revoking a Proxy

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation, (b) timely delivering a valid, later-dated proxy or (c) voting in person at the Annual Meeting.

Quorum

In order to act on the proposals described herein, we must have a quorum of shares of Common Stock.  The presence in person or by properly executed proxy of at least a majority of the outstanding shares of Common Stock eligible to vote is necessary to constitute a quorum at the Annual Meeting. Shares that the Company owns are not voted and do not count for this purpose.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.

Required Votes

For Proposal No. 1, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our Board.  Approval of each of Proposal Nos. 2 and 3, the proposals to amend the Company's Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock and to make certain clarifying amendments to protect the availability of the Company’s NOLs, requires the affirmative vote of a majority of the shares outstanding.  Approval of Proposal No. 4, to ratify the appointment of Grant Thornton LLP as the Company's independent accountants, requires the affirmative vote of a majority of the shares present and entitled to vote thereon.

Treatment and Effect of Abstentions and “Broker Non-Votes”

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  An abstention or broker “non-vote” will not be considered a vote cast.  Broker "non-votes" are not included in the tabulation of the voting results on Proposal No. 1, the election of directors, which requires the approval of a plurality of the votes cast and, therefore, they do not have the effect of votes in opposition in such tabulation. For purposes of the votes on Proposal Nos. 2 and 3, abstentions and broker "non-votes," if any, will have the same effect as votes against the proposals.  For purposes of the votes on Proposal No. 4, which require the approval of the majority of the votes cast, broker "non-votes" will not be included in the tabulation of the voting results and, therefore, they will not have the effect of votes in opposition in such tabulations; abstentions, however, will have the same effect as votes against the proposal.

No Right of Appraisal

Neither Delaware law, WHX’s Amended and Restated Certificate of Incorporation nor WHX’s bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals.  Accordingly, WHX’s stockholders will have no right to dissent and obtain payment for their shares.

Cost of Solicitation

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of capital stock and will, upon request, reimburse them for their expenses. In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

Smaller Reporting Company

 The Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission (the “SEC”) effective February 4, 2008.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Our Board has a single class of director, with each director serving a one-year term. Directors elected at the Annual Meeting will serve until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Information with Respect to Nominees and Directors

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted independence standards for directors that conform to the standards required by the Nasdaq Stock Market (“NASDAQ”) for listed companies. Based on the Company’s director independence standards, the Board has affirmatively determined that Louis Klein, Jr. and Garen W. Smith are independent.

Name	Age	All Offices with the Company	Director Since
Warren G. Lichtenstein	42	Chairman of the Board	2005
Jack L. Howard	46	Director	2005
Glen M. Kassan	65	Vice Chairman of the Board and Chief Executive Officer	2005
Louis Klein, Jr.*	73	Director	2002
John H. McNamara Jr.	44	Director	2008
John J. Quicke	58	Director and Vice President	2005
Garen W. Smith*	65	Director	2002
*Member of the Compensation Committee and the Audit Committee

Business Background of Nominees and Directors

The following is a summary of the business background and experience of each of the persons named above:

Warren G. Lichtenstein.  Mr. Lichtenstein has served as Chairman of the Board of WHX since July 2005.  Mr. Lichtenstein co-founded Steel Partners II, L.P. (“Steel Partners”), a private investment partnership, in 1993.  He has been Managing Member since 1996 of Steel Partners II GP LLC, which is the General Partner of Steel Partners and Steel Partners II Master Fund L.P. (“Steel Master”).  He is Chief Executive Officer of Steel Partners LLC (“Partners LLC”), a global investment management firm, which is the Investment Manager to Steel Partners and Steel Master.  Mr. Lichtenstein has been associated with Partners LLC and its affiliates since 1990.  He is also a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China.  Mr. Lichtenstein has been the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc. (“SP Acquisition”), a company formed for the purpose of acquiring one or more businesses or assets, since February 2007.  Mr. Lichtenstein was a director (formerly Chairman of the Board) of SL Industries, Inc. (“SL Industries”), a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005.  Mr. Lichtenstein has been a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008.  He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008.  He was a director of United Industrial Corporation, a company principally focused on the design, production and support of defense systems which was recently acquired by Textron Inc., from May 2001 to November 2007.  He served as a director of WebFinancial Corporation (“WebFinancial”), which through its operating subsidiaries, operates niche banking markets, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003.

Jack L. Howard.  Mr. Howard has been a director of WHX since July 2005.  Mr. Howard co-founded Steel Partners in 1993.  He is the President of Partners LLC and has been associated with Partners LLC and its affiliates since 1993.  He has been a registered principal of Mutual Securities, Inc., a NASD registered broker-dealer, since 1989.  Mr. Howard has served as the Chief Operating Officer of SP Acquisition since June 2007 and has served as its Secretary since February 2007.  He also served as a director of SP Acquisition from February 2007 to June 2007 and as its Vice-Chairman from February 2007 to August 2007.  He has served as a director of Adaptec, Inc. (“Adaptec”), a storage solutions provider, since December 2007.  Mr. Howard has served as Chairman of the Board of WebFinancial since June 2005, as a director of WebFinancial since 1996 and its Vice President since 1997. From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of WebFinancial.  He has served as a director of NOVT Corporation (“NOVT”), a former developer of advanced medical treatments for coronary and vascular disease, since April 2006.  He has served as a director of CoSine Communications, Inc., a former global telecommunications equipment supplier, since July 2005.  He served as Chairman of the Board and Chief Executive Officer of Gateway Industries, Inc., a provider of database development and web site design and development services, from February 2004 to April 2007 and as Vice President from December 2001 to April 2007.

Glen M. Kassan.  Mr. Kassan has served as a director of the Company since July 2005 and as the Company’s Vice Chairman of the Board and Chief Executive Officer since October 2005.  He is a Managing Director and operating partner of Partners LLC and has been associated with Partners LLC and its affiliates since August 1999.  He served as the Vice President, Chief Financial Officer and Secretary of WebFinancial from June 2000 to April 2007.  He has served as a director (currently Chairman of the Board) of SL Industries since January 2002 and served as its President from February 2002 to August 2005.

 Louis Klein, Jr. Mr. Klein has served as a director of WHX since 2002.  He has been trustee of Manville Personal Injury Settlement Trust since 1991, trustee of WT Mutual Fund and WT Investment Trust I (Wilmington Trust) since 1998 and trustee of the CRM Mutual Fund since 2005.  He has also been a director of Bulwark Corporation since 1998, a private company engaged in real estate investment.

John H. McNamara Jr. Mr. McNamara has served as a director of WHX since February 2008.  He is a Managing Director and investment professional of Partners LLC and has been associated with Partners LLC and its affiliates since May 2006.  Mr. McNamara has served as a director of WebFinancial since April 2008 and as its Chief Executive Officer since June 2008.  He also serves as a director of SL Industries and Fox & Hound Restaurant Group, an owner and operator of entertainment restaurants.   Prior to working at Partners LLC, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995.  As a member of its Corporate Finance Group he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings. Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities.

John J. Quicke. Mr. Quicke has served as a director of WHX since July 2005, as a Vice President of WHX since October 2005 and as the President, Chief Executive Officer and a director of Bairnco since April 2007.  He is a Managing Director and operating partner of Partners LLC and has been associated with Partners LLC and its affiliates since September 2005.  Mr. Quicke served as Chairman of the Board of NOVT from April 2006 to January 2008, and served as President and Chief Executive Officer of NOVT from April 2006 to November 2006.  Mr. Quicke currently serves as a director of Adaptec and Angelica Corporation, a provider of healthcare linen management services.  Mr. Quicke also served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from October 2006 to June 2007.  He served as a director, President and Chief Operating Officer of Sequa Corporation (“Sequa”), a diversified industrial company, from 1993 to March 2004, and Vice Chairman and Executive Officer of Sequa from March 2004 to March 2005.  As Vice Chairman and Executive Officer of Sequa, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company.  From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to Steel Partners and explored other business opportunities.

Garen W. Smith.  Mr. Smith has served as a director of WHX since 2002.  He was Chairman of the Board of H&H from 2003 through September 2005.  Mr. Smith was Vice President, Secretary and Treasurer of Abundance Corp., a consulting company that provides services to the Company, from 2002 to February 2005.  In addition, he was President and Chief Executive Officer of Unimast Incorporated from 1991 to 2002.  Mr. Smith also serves as a director of Phillips Manufacturing Company.

Board Committees and Meetings

The Board met on 16 occasions during the year ended December 31, 2007 and acted by written consent on 13 occasions. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served.  There are two principal committees of the Board: the Audit Committee and the Compensation Committee.

Audit Committee

 The Company has a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has a charter, a current copy of which is available on the Company’s website, www.whxcorp.com.  The members of the Audit Committee are Louis Klein, Jr. and Garen W. Smith.  Each of Messrs. Klein and Smith are non-employee members of the Board.  After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current Audit Committee members are financially literate, and (3) Mr. Klein qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.  The Audit Committee met nine times and took action by unanimous written consent once during the fiscal year ended December 31, 2007.

Compensation Committee

 The Company has a separately standing Compensation Committee.  The Compensation Committee has a charter, a current copy of which is available on the Company’s website, www.whxcorp.com.  The members of the Compensation Committee are Louis Klein, Jr. and Garen W. Smith.  Each of Messrs. Klein and Smith are non-employee members of the Board.  The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor.  The Compensation Committee met 7 times, and took action by unanimous written consent 3 times, during the fiscal year ended December 31, 2007.

Director Independence

In February 2007, our Board undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of this review, our Board determined that Messrs. Klein and Smith, representing two of our seven directors, are “independent directors” as defined under the rules of NASDAQ.

Nominating Process

We do not currently have a standing nominating committee.  Each member of the Board, however, participates in the consideration of director nominees.  The Board believes that a standing nominating committee is unnecessary since it can adequately perform the functions of a nominating committee.

 The Board identifies director candidates through recommendations made by Board members, management, stockholders and others.  At a minimum, a nominee to the Board should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity.  Recommendations are developed based on the nominee’s knowledge and experience in a variety of fields, as well as research conducted by the Company’s staff and outside consultants at the Board’s direction.

 Any stockholder recommendation should be directed to Adam Bozek, Associate General Counsel, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604, and should include the candidate’s name, business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his/her willingness to serve.  Stockholder recommendations must also comply with the notice provisions contained in the Company’s bylaws in order to be considered (current copies of the Company’s bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company).

In determining whether to nominate a candidate, whether from an internally generated or stockholder recommendation, the Board will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.  The Board also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 7(h) of Schedule 14A under the Exchange Act, to one or more directors by writing to such director(s) or to the entire Board, care of Adam Bozek, Associate General Counsel, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the entire Board.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics (the “Code Of Conduct And Ethics”) that applies to all of its directors, officers and employees.  The Code of Conduct and Ethics is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct and Ethics to appropriate persons identified in the Code of Conduct and Ethics, and (v) accountability for adherence to the Code of Conduct and Ethics. The Code of Conduct and Ethics has been filed as Exhibit 14.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and is available on the Company’s website at www.whxcorp.com.  The Code of Conduct and Ethics may also be requested in print, without charge, by writing to: Adam Bozek, Associate General Counsel, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604.  Amendments to the Code of Conduct and Ethics and any grant of a waiver from a provision of the Code of Conduct and Ethics requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.whxcorp.com.

Information with Respect to Executive Officers

As at July 15, 2008, the executive officers of the Company who are not also directors are as follows:

Name	Age	All Offices with the Company	Officer Since
Peter T. Gelfman	44	General Counsel and Secretary	2008
Robert K. Hynes	53	Vice President and Chief Financial Officer	2003
James F. McCabe, Jr.	45	Senior Vice President	2007
Jeffrey A. Svoboda	56	President and Chief Executive Officer of H&H	2008

Business Background of Executive Officers

Peter T. Gelfman.  Mr. Gelfman has been General Counsel and Secretary of the Company since April 7, 2008.  From July 2005 through April 4, 2008, Mr. Gelfman was employed by Rheem Manufacturing Company as Deputy General Counsel from July 2005 to June 2006 and served as the Vice President, Secretary and General Counsel from June 2006 to April 4, 2008.  Previously, he served as a Senior Associate General Counsel for Sequa Corporation from June 1999 through June 2005.  Mr. Gelfman served as a Senior Attorney for Westvaco Corporation, now Mead Westvaco, from June 1996 through June 1999.  Additionally, Mr. Gelfman served as an Assistant United States Attorney for the United States Attorney for the Southern District of New York, Criminal Division, from February 1992 through May 1996 and as a litigation associate with Cravath, Swaine & Moore from September 1989 through December 1991.

Robert K. Hynes.  Mr. Hynes has been the Vice President and Chief Financial Officer of the Company since January 2003 and was Vice-President-Finance from June 2001 through January 2003.  Mr. Hynes has been Vice-President of H&H since March 2000.

James F. McCabe, Jr. Mr. McCabe has been Senior Vice President of each of the Company and H&H since March 1, 2007.  As Mr. McCabe’s employment did not commence until March 1, 2007, Mr. McCabe is not a named executive officer of the Company for the fiscal year ended December 31, 2006.  From 2004 to 2006, Mr. McCabe served as Vice President of Finance and Treasurer of American Water, NE Region, a division of RWE which is a public utility based in Essen, Germany.  Previously, he served as President of Teleflex Aerospace from 2002 to 2003, which manufactures and services turbine components and aircraft cargo systems.  Mr. McCabe previously served as Chief Operating Officer of Sermatech International, a surface-engineering/specialty coatings business, from 2000 to 2001, and as its President from 2001 to 2002.

Jeffrey A. Svoboda.  Mr. Svoboda has been President and Chief Executive Officer of H&H since January 28, 2007.  Mr. Svoboda has previously served as the Group Executive and Corporate Vice President of Danaher Corporation from 2001 through 2007.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

Executive Compensation and Compensation Discussion and Analysis

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following type of executive officers for each of the Company’s last two completed fiscal years: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended December 31, 2007; (ii) the Company’s two most highly compensated executive officers, other than the chief executive, who were serving as executive officers at the end of the fiscal year ended December 31, 2007; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2007 (of which there was only one). We refer to these individuals collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)	(d)		(f)(1)	(h)	(i)		(j)
Glen M. Kassan Chief Executive Officer	2007	600,000	100,000	(3)	--	--	100,208	(2)	800,208
	2006	600,000	--		--	--	5,544		605,544
Daniel P. Murphy, Jr. Senior Vice President of Corporate Development (7)	2007	467,692	140,000	(3)	234,395	--	46,080	(4)	888,167
	2006	450,000	225,000		--	--	32,555	(5)	707,555
James F. McCabe, Jr. Senior Vice President	2007	244,615	100,000		117,197	--	42,686	(6)	504,498
	2006	--	--		--	--	--		--
Ellen T. Harmon Vice President, General Counsel and Secretary(9)	2007	253,077	--		44,643	--	426,935	(8)	724,655
	2006	235,000	130,000		--	--	8,876		373,876

(1)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R).  Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s Consolidated Financial Statements.

(2)
Includes payments for life insurance, discretionary 401(k) payments, and the amount recognized for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R) for the “Arrangement” (defined below).

(3)	The 2007 bonuses for Messrs. Kassan and Murphy were approved by the Compensation Committee of the Board of the Company on May 21, 2008.

(4)	Includes payments for reimbursement of financial services, life insurance, car allowance, club dues, 401(k) matching and discretionary payments.

(5)	Includes payments for reimbursement of financial services, supplemental healthcare, life insurance, car allowance, club dues, and 401(k) matching payments.

(6)	Includes payments for life insurance, car allowance, temporary living allowance, and 401(k) matching payments.

(7)	Mr. Murphy resigned from his position with the Company effective July 11, 2008.

(8)	Includes payments for life insurance, car allowance, and 401(k) matching and discretionary payments, as well as payments in connection with her resignation in November 2007.

(9)	Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the named executive officers includes salary, stock options, and non-equity incentive compensation.  In addition, each named executive officer is eligible to receive contributions to his or her 401(k) plan under our matching contribution program.

In 2007, salaries and bonuses accounted for approximately 86% of total compensation for our principal executive officer and 53.9% on average for our other named executive officers.

On July 6, 2007, the Compensation Committee of the Board of the Company adopted certain arrangements (the “Arrangements”) for each of Warren G. Lichtenstein, the Chairman of the Board of the Company and the Managing Member of Steel GP LLC, the general partner of Steel Partners (which owns 50.3 % of the outstanding shares of common stock of the Company), and Glen Kassan, the Chief Executive Officer of the Company and an Operating Partner of SPL, an affiliate of Steel Partners, to provide incentives for Messrs. Lichtenstein and Kassan.  The Arrangements provide, among other things, for each of Messrs. Lichtenstein and Kassan to receive a bonus equal to 100,000 multiplied by the difference of the fair market value of the Company’s stock price and $9.00.  The Arrangements are not based on specified targets or objectives, other than the Company’s stock price.  The bonus is payable upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The notice can be sent with respect to one-half the bonus immediately, with respect to one quarter, at any time after July 6, 2008 and with respect to the remainder, at any time after July 6, 2009.  The Arrangements terminate July 6, 2015, to the extent not previously received.

Bonus Plan.  On July 6, 2007, the Compensation Committee of the Board of the Company formally adopted the 2007 Bonus Plan (the “Bonus Plan”) to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of cash bonus payments for achieving certain performance goals established for them.  Participants in the Bonus Plan who are named executive officers of the Company include James F. McCabe, Jr., the Corporate Senior Vice President and included Daniel P. Murphy, Jr., Senior Vice President of Corporate Development, until his resignation effective July 11, 2008.

The Bonus Plan includes two components.  The first component is the Short Term Incentive Plan (“STIP”), and the second component is a Long Term Incentive Plan (“LTIP”).  The structure of the Bonus Plan is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

Short Term Incentive Plan.  The Compensation Committee has established two components for the STIP, a return on invested capital (“ROIC”) based component and a component based on the achievement of pre-determined individual objectives.  The ROIC component, is calculated by dividing pre-bonus earnings before interest, taxes, depreciation and amortization (“PBEBITDA”) by average invested capital (“AIC”).  The component based on the achievement of individual objectives is based on personal objectives set by the President, Chief Executive Officer of H&H and the Board of WHX for each individual.  Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the participants ranges from 40% to 80%.  STIP bonuses earned will be paid annually.  No STIP bonus will be paid if either component is below a predetermined threshold.

Long Term Incentive Plan.  The LTIP component of the  Bonus Plan is based on a combination of the achievement of certain sales targets and ROIC targets over the three fiscal years beginning in 2007.  The sales target is based on the combined budgeted sales for 2007, 2008, and 2009.  The ROIC is calculated using total PBEBITDA for the three year cycle and the AIC for these 3 years.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 10% to 20%.  LTIP bonuses earned will be paid following the conclusion of the 2009 fiscal year.  A bonus payout under the LTIP will not occur if either the ROIC or sales component is below 80% of the respective target.

Under the Bonus Plan, the target percentage of base salary that may be earned by the President of H&H, Jeffrey A. Svoboda, is 100% and the target percentage of base salary that may be earned by each of the Senior Vice President, James F. McCabe, Jr., and the General Counsel and Secretary, Peter T. Gelfman, is 75%.

Grant of Options

On July 6, 2007, options were granted pursuant to WHX Corporation’s 2007 Incentive Stock Plan as follows: (i) 100,000 options were granted to Daniel P. Murphy, Jr., who resigned from the Company effective July 11, 2008, (ii) 50,000 options were granted to James F. McCabe, Jr., and (iii) 25,000 options were granted to Ellen T. Harmon, who resigned from the Company and its subsidiaries, effective November 9, 2007.  The options have an exercise price of $9.00 per share and are exercisable in installments as follows: half of the options granted are exercisable immediately, one-quarter of the options granted become exercisable on July 7, 2008 and the balance become exercisable on July 6, 2009.  The options will expire on July 6, 2015.  On January 28, 2008, 100,000 options were granted to Jeffrey A. Svoboda pursuant to WHX Corporation’s 2007 Incentive Stock Plan.  The options have an exercise price of $9.00 per share and are exercisable in installments as follows: one-third of the options granted are exercisable immediately, one-third of the options granted become exercisable on January 28, 2009 and the balance become exercisable on January 28, 2010.  On April 7, 2008, 50,000 options were granted to Peter T. Gelfman subject to the terms and conditions of WHX Corporation’s 2007 Incentive Stock Plan.  The options have an exercise price of $9.00 per share and are exercisable in installments as follows: one-third of the options granted are exercisable immediately, one-third of the options granted become exercisable on April 7, 2009 and the balance become exercisable on April 7, 2010.

Employment Agreements

Peter T. Gelfman.  Effective April 7, 2008, Peter T. Gelfman entered into an employment agreement, pursuant to which Mr. Gelfman agreed to become the General Counsel and Secretary of the Company.  His employment agreement provides for an initial one year term, which will automatically extend for successive one year periods unless earlier terminated pursuant to its terms.  His employment agreement provides, among other things, for (i) an annual salary of $300,000, (ii) an annual bonus with a target of 75% of base salary under the Company’s Short Term Incentive Plan and Long Term Incentive Plan; (iii) for a grant of an option to purchase 50,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one third of which will vest on the grant date, one third of which will vest on the first anniversary of the grant date, and the final one third of which will vest on the second anniversary of the grant date; and (iv) other benefits.

Glen M. Kassan.  Glen M. Kassan was appointed Chief Executive Officer on October 7, 2005.  In 2006, our Compensation Committee approved a salary of $600,000 per annum for Mr. Kassan effective January 1, 2006.  There is no employment agreement between the Company and Mr. Kassan regarding Mr. Kassan’s employment with the Company.  Mr. Kassan received a bonus of $100,000 in May 2008 on account of his performance in 2007.

James F. McCabe, Jr.  On February 1, 2007, James F. McCabe, Jr. entered into a one-year employment agreement with each of the Company and H&H effective on March 1, 2007, and which by the terms of the employment agreement, will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement provides for an annual salary of no less than $300,000 and an annual bonus to be awarded at the Company’s sole discretion, provided that McCabe’s bonus for 2007 will not be less than $100,000 as long as his employment has not been terminated for cause and as long as he has not voluntarily terminated his employment prior to April 1, 2008.  In addition, the employment agreement provides for the grant of 50,000 options to purchase Company Common Stock upon the Company’s adoption of a stock option plan and registration of underlying shares by September 30, 2007, or alternatively 50,000 “phantom” options in lieu of such options if such a plan has not been adopted by such date.  The Company satisfied this obligation by granting options to Mr. McCabe on July 6, 2007.

In addition, pursuant to Mr. McCabe’s employment agreement, he is entitled to four weeks paid vacation, health insurance coverage (if and to the extent provided to all other employees of the Company), a temporary living allowance of $3,400 per month through February 2009, a car allowance of $600 per month, and life insurance, disability insurance and 401(k) benefits, if and to the extent provided to executives of either WHX or H&H.

As Mr. McCabe’s employment did not commence until March 1, 2007, Mr. McCabe was not a named executive officer of the Company for the fiscal year ended December 31, 2006.

Jeffrey A. Svoboda.  Effective January 28, 2008, Jeffrey A. Svoboda entered into an employment agreement, pursuant to which Mr. Svoboda agreed to become the President and Chief Executive Officer of H&H.  His employment agreement provides for an initial two-year term, which will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms. The employment agreement also provides to Mr. Svoboda, among other things, (i) an annual salary of $500,000, (ii) an annual bonus with a target of 100% of base salary under the Company’s STIP and LTIP; (iii) a grant of 100,000 options to purchase shares of the Company’s Common Stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one third of which will vest on the grant date, one third of which will vest on the first anniversary of the grant date, and the final one third of which will vest on the second anniversary of the grant date; and (iv) other benefits.

See “— Potential Payments upon Termination or Change-in-Control” for further discussion on termination, retirement and change-in-control provisions of the employment agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by the named executive officers as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(d)	(e)	(f)
Glen M. Kassan Chief Executive Officer	--	--		--	--	--
Daniel P. Murphy, Jr. Senior Vice President of Corporate Development(2)	50,000	50,000	(1)	--	$9.00	July 6, 2015
James F. McCabe, Jr. Senior Vice President	25,000	25,000	(1)	--	$9.00	July 6, 2015
Ellen T. Harmon Vice President, General Counsel and Secretary(3)	--	--		--	--	--

(1)	The options vest as follows: one-quarter of the options granted become exercisable on July 7, 2008 and the balance becomes exercisable on July 6, 2009.

(2)	Mr. Murphy resigned from his position with the Company effective July 11, 2008.

(3)	Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

Pension Benefits

The WHX Pension Plan, a defined benefit plan, provides benefits to certain current and former employees of the Company and its current and former subsidiaries, H&H and WPC.

In 2005, the WHX Pension Plan was amended to freeze benefit accruals for all hourly non-bargained and salaried H&H plan participants and to close the Plan to future entrants.  The only participants who continue to receive benefit accruals are approximately 260 active employees who are covered by collective bargaining agreements.

The WHX Pension Plan provides for annual benefits following normal retirement at various normal retirement ages, under a variety of benefit formulas depending on the covered group.  The bargained participants earn benefits under a service multiplier arrangement that varies based on collective bargaining agreements.  For all other participants, the frozen benefits are based on either multiplier arrangements for hourly-paid participants or a percentage of final average earnings formula for salaried participants.

The WHX Pension Plan provides benefits to one of the named executive officers, Mr. Murphy.  For purposes of H&H salaried participants, such as Mr. Murphy, “compensation” includes base salary earned prior to December 31, 2005.  The WHX Pension Plan does not include any amount payable as a bonus, commission, overtime premium, shift differential, reward, prize or any type of compensation other than regular fixed salary or wage.  The annual limit on compensation has been adjusted in accordance with the Internal Revenue Code of 1986, as amended, Section 401(a)(17)(B) which allowed for maximum compensation of $210,000 in plan year 2005, earnings in years thereafter are not included in the calculation of benefits under the WHX Pension Plan.  Prior to January 1, 2006, certain H&H executives, including Mr. Murphy, earned benefits under the H&H Supplemental Executive Retirement Plan (the “SERP”).  The SERP restored benefits lost due to the 401(a)(17) compensation limit and included into the definition of compensation, 25% of annual Management Incentive Plan awards.  Mr. Murphy resigned from his position with the Company effective July 11, 2008.

The WHX Pension Plan provides for early retirement under a variety of eligibility rules pertinent to each covered group.  Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced either by a fixed factor per month or on an actuarial equivalence basis, depending on the covered group.  The normal form of payment under the WHX Pension Plan also varies, but is a straight life annuity for most participants and a ten-year certain and life annuity for others.  The WPSC bargained participants earn a straight life annuity under a 414(k) arrangement and have the option to take up to $10,000 of their defined contribution plan assets as a lump sum.

We are not aware of any payments made during 2007 for any of the Company’s named executive officers.  The valuation method and material assumptions applied in quantifying the present value of accumulated benefit are set forth in Note 6 to the Company’s 2007 Consolidated Financial Statements.

Potential Payments Upon Termination or a Change in Control

Peter T. Gelfman.  In the event that the Company terminates Mr. Gelfman’s employment agreement without cause or gives notice not to extend the term of the employment agreement, the Company will pay to Mr. Gelfman, as aggregate compensation, (i) a lump-sum cash payment equal to one (1) year of his then current annual base salary, (ii) the continuation of certain health-related benefits for up to a 12 month period following termination and (iii) any bonus payment that he is entitled to pursuant to any bonus plans as are then-in-effect.  Mr. Gelfman will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or the Company relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

James F. McCabe, Jr.  In the event that either of the following occurs, Mr. McCabe will receive a payment of one year’s base salary at the base salary in effect at the time of termination, monthly COBRA payments of any health-related benefits (medical, dental, and vision) as are then in effect for a period of twelve months following such termination or until such time as he becomes eligible to receive coverage from a subsequent employer, if earlier, and a car (not living) allowance for a one year period after termination: (i) Mr. McCabe’s employment agreement is terminated by the Company other than with cause or other than due to Mr. McCabe’s death or disability, or (ii) Mr. McCabe elects termination following a material diminution in his position or a relocation of the Company’s headquarters and the Company fails to cure such diminution or relocation within ten days of receipt of written notice of termination from Mr. McCabe.

In the event that Mr. McCabe’s employment is terminated due to death or disability or with cause, which includes conduct that is materially injurious to the Company, any act that constitutes fraud, misappropriation, embezzlement or a felony or sexual or other harassment of any employee of either WHX or H&H, the willful or continued failure by Mr. McCabe to substantially perform his duties, or Mr. McCabe’s material violation or breach of his employment agreement, he will be entitled to receive the aggregate of any due but unpaid compensation through the date of termination. In the event that Mr. McCabe is terminated due to his death or due to his disability, his estate will be paid all life insurance proceeds to which it is entitled and he will be paid any disability insurance proceeds to which he is entitled, respectively.

Jeffrey A. Svoboda.  In the event that H&H terminates Mr. Svoboda’s employment agreement without cause or gives notice not to extend the term of the employment agreement, H&H will pay to Mr. Svoboda, as aggregate compensation, (i) a lump-sum cash payment equal to the greater of the balance of his base salary due for the remaining term of his contract, or, one (1) year of his then current annual base salary, (ii) the continuation of certain health-related benefits and (iii) a bonus payment equal to the cash portion of the most recent bonus paid to Mr. Svoboda.  Mr. Svoboda will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or H&H relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

Separation Arrangements

Effective November 9, 2007, Ms. Harmon resigned as Vice President, Secretary and General Counsel of WHX and H&H.  Pursuant to a Separation Agreement and Release, dated as of November 5, 2007, Ms. Harmon received a payment equal to $410,000 and the continuation of certain benefits.

On June 20, 2008, Mr. Murphy notified the Company that he would be exercising his right to terminate his position as Senior Vice President of Corporate Development of the Company, pursuant to the terms of his employment agreement, as amended.  Effective July 11, 2008, Mr. Murphy resigned from the Company and is entitled to receive a severance payment equal to his current annual base salary for two years, or $940,000 in total, pursuant to the terms of his employment agreement, as amended.

Deferred Compensation Agreements

Except as described herein, no plan or arrangement exists which results in compensation to a named executive officer in excess of $100,000 upon such officer’s future termination of employment or upon a change-of-control.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each non-employee director who served on our Board during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
(a)	(b)	(d)		(g)	(h)
Warren G. Lichtenstein	--	--		--	--
Jack L. Howard	--	--		--	--
Glen M. Kassan	--	--		--	--
Louis Klein, Jr.	72,083	23,439	(1)(2)	--	95,522
Daniel P. Murphy, Jr.	--	--		--	--
John H. McNamara Jr.	--	--		--	--
Garen W. Smith	71,667	23,439	(1)(2)	--	95,106	(3)
John J. Quicke	--	--		--	--

(1)
Option awards consist of 10,000 options issued to each of Messrs. Klein and Smith on July 6, 2007 that are exercisable as follows: one-half of the options granted were exercisable immediately, one-fourth of the options granted become exercisable on July 7, 2008 and the balance becomes exercisable on July 6, 2009.

(2)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R).  Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s Consolidated Financial Statements.

(3)
In addition, Mr. Smith and his wife also receive medical benefits pursuant to an agreement entered into as of June 19, 2002 by and between the Company, Unimast Incorporated (“Unimast”) and Mr. Smith in connection with the sale by the Company of Unimast, its wholly-owned subsidiary, and the termination of Mr. Smith’s employment as President and Chief Executive Officer of Unimast.

Effective January 10, 2007, our Board adopted the following compensation schedule for non-affiliated directors:

Annual Retainer for Directors:	$25,000
Board Meeting Fee:	$1,500
Annual Retainer for Committee Chair (other than Audit Committee Chair):	$5,000
Committee Meeting Fee (other than for Audit Committee):	$1,000
Special Committee Fee:	$10,000
Annual Retainer for Audit Committee Members:	$5,000
Annual Retainer for Audit Committee Chair:	$10,000

In addition, in July 2007, Messrs. Smith and Klein received options to acquire 10,000 shares of the Company’s common stock.  The exercise price is $9.00 per share.  50% of the shares are immediately exercisable, 25% are exercisable on the first anniversary of the date of grant and the balance is exercisable on the second anniversary of the grant date.

On July 6, 2007, the Compensation Committee of the Board of the Company adopted the Arrangements for each of Warren G. Lichtenstein, the Chairman of the Board of the Company and the Managing Member of Partners GP LLC, the general partner of Steel Partners (which owns 50.3 % of the outstanding shares of common stock of the Company), and Glen Kassan, the Chief Executive Officer of the Company and an operating partner of SPL, an affiliate of Steel Partners, to provide incentives for Messrs. Lichtenstein and Kassan. The Arrangements provide, among other things, for each of Mr. Lichtenstein and Mr. Kassan to receive a bonus equal to 100,000 multiplied by the difference of the fair market value of the Company’s stock price and $9.00.  The bonus is payable upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The notice can be sent with respect to one-half the bonus immediately, with respect to one quarter, at any time after July 6, 2008 and with respect to the remainder, at any time after July 6, 2009.  The Arrangements terminate July 6, 2015, to the extent not previously received.

Limitation on Liability and Indemnification Matters

Our amended and restated bylaws and our amended and restated certificate of incorporation provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law.

Directors’ and Officers’ Insurance

We currently maintain a directors’ and officers’ liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of shares of our Common Stock as of July 19, 2008, held by:

•	Each person who beneficially owns 5% or more of the shares of Common Stock then outstanding;

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of Common Stock of the Company that are subject to stock options that are either currently exercisable or exercisable within 60 days following July 19, 2008. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.  Percentage ownership is based on 10,000,498 shares of Common Stock outstanding as of July 19, 2008.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
Steel Partners II, L.P.(1) 590 Madison Avenue New York, New York 10022	5,029,793	50.3%

Wynnefield Capital Management, LLC(2) 450 Seventh Avenue, Suite 509 New York, NY 10123	853,695	8.5%

GAMCO Investors, Inc.(3) One Corporate Center Rye, New York 10580-1435	620,270	6.2%

Warren G. Lichtenstein(1)	5,029,793	50.3%

Ellen T. Harmon(4)	0	0

Jack L. Howard	0	0

Glen M. Kassan	0	0

Louis Klein, Jr.(5).	14,500	*

James F. McCabe, Jr.(6)	40,500	*

Daniel P. Murphy, Jr.(7).	75,000	0

John J. Quicke	0	0

John H. McNamara, Jr.	0	0

Garen W. Smith(8).	9,647	*

All Directors and Executive Officers as a Group (13 persons)(9).	5,244,191	51.4%
_______________

* less than 1%

(1)
Based upon Amendment No. 3 to Schedule 13D it filed on December 31, 2007, Steel Partners beneficially owns 5,029,793 shares of Common Stock.  Steel GP LLC, as the general partner of Steel Partners, may be deemed to beneficially own the shares of Common Stock owned by Steel Partners.  Mr. Lichtenstein, as the sole executive officer and managing member of Steel GP LLC, may be deemed to beneficially own the shares of Common Stock owned by Steel Partners.  Mr. Lichtenstein has sole voting and dispositive power with respect to the 5,029,793 shares of Common Stock owned by Steel Partners by virtue of his authority to vote and dispose of such shares.  Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned by Steel Partners except to the extent of his pecuniary interest therein.

(2)	Based on a Schedule 13G/A it filed on February 14, 2008, a group including Wynnefield Capital Management, LLC beneficially owns 853,695 shares of Common Stock.

(3)	Based on a Schedule 13D/A it filed on November 3, 2006, GAMCO Investors, Inc. beneficially owns 620,270 shares of Common Stock.

(4)	Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

(5)	Includes 7,500 shares of Common Stock issuable upon exercise of options within 60 days hereof.

(6)	Consists of 37,500 shares of Common Stock issuable upon exercise of options within 60 days hereof

(7)
Mr. Murphy resigned from his position with the Company effective July 11, 2008.  Consists of 75,000 shares of Common Stock issuable upon exercise of options within 30 days from the date of his resignation.

(8)	Includes 7,500 shares of Common Stock issuable upon exercise of options within 60 days hereof.

(9)	Includes 6,000 shares of Common Stock and 68,751 shares of Common Stock issuable upon exercise of options within 60 days hereof held by executive officers not specifically identified in the table.

Certain Relationships and Related Transactions

Warren G. Lichtenstein, Chairman of the Board of the Company, is also the sole executive officer and managing member of Steel Partners, L.L.C., the general partner of Steel Partners.  Mr. Lichtenstein is also the President, Chief Executive Officer and a Director of SPL, a management and advisory company that provides management services to Steel Partners and its affiliates.  Steel Partners owns 5,029,793 shares of the Company’s common stock.  In addition, Glen M. Kassan (Director and Chief Executive Officer of WHX), John Quicke (Director and Vice President of WHX), Jack L. Howard (Director) and John H. McNamara Jr. (Director) are employees of SPL, an affiliate of Steel Partners.  Mr. Kassan receives an annual salary of $600,000 from WHX.  Messrs. Lichtenstein and Kassan also received the Arrangements.  As described herein, Steel Partners provides financing to WHX and each of its wholly owned subsidiaries, H&H and Bairnco Corporation (“Bairnco”).

On September 8, 2005, H&H’s Loan and Security Agreement with Steel Partners (the “Term B Loan”) was assigned from Canpartners to Steel Partners, as agent and lender.  The Term B Loan bears interest at the prime rate plus 6.00% and has a scheduled maturity date of June 30, 2009.  The Term B Loan has a second priority security interest in and lien on all assets of H&H, subject to the prior lien of the Loan and Security Agreement with Wachovia Bank, National Association (the “Wachovia Facilities”).  For the twelve months ended December 31, 2007, the largest aggregate amount of principal outstanding under the Term B Loan was approximately $104.2 million, no principal payments were made and $6.5 million of interest was paid. As of March 31, 2008, an aggregate of approximately $127.3 million of principal and accrued interest is outstanding under the Term B Loan.

In connection with the acquisition of Bairnco, Steel Partners provided initial financing through two credit facilities.  First, Steel Partners extended to BZ Acquisition Corp., the acquisition subsidiary in a tender offer to acquire up to all of the outstanding stock of Bairnco (“BZA”), bridge loans in the aggregate principal amount of approximately $86.5 million pursuant to a Loan and Security Agreement (the “Bridge Loan Agreement”), between BZA and Bairnco, as borrowers, and Steel Partners, as lender.  On July 17, 2007, Bairnco and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the “Subordinated Debt Credit Agreement”) with Steel Partners providing for a term loan of approximately $31.8 million, which amended and restated the Bridge Loan Agreement by refinancing approximately $56.7 million of the indebtedness under the Bridge Loan Agreement.  Borrowings under the Subordinated Debt Credit Agreement bear interest at 6.75 percentage points above the rate of interest publicly announced by JPMorgan Chase Bank as its reference rate, base rate or prime rate.  The Subordinated Debt Credit Agreement has a scheduled maturity date of January 17, 2013.  For the twelve months ended December 31, 2007, the largest aggregate amount of principal outstanding under the Subordinated Debt Credit Agreement was approximately $86.5 million, no principal payments were made, and $2.2 million of interest was paid. As of March 31, 2008, an aggregate of approximately $35.1 million of principal and pay-in-kind interest is outstanding under the Subordinated Debt Credit Agreement.

Second, Steel Partners extended to WHX a $15.0 million subordinated loan, which is unsecured at the WHX level, pursuant to a Subordinated Loan and Security Agreement, dated as of April 17, 2007 (the “Subordinated Loan Agreement”) between WHX, as borrower, and Steel Partners, as lender.  Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum equal to the prime rate of JPMorgan Chase Bank plus 7.75%, adjusted from time to time, with a minimum interest rate of 16% per annum and a maximum interest rate of 19% per annum. The indebtedness under the Subordinated Loan Agreement will mature in April 2009 and may be prepaid without penalty or premium.  For the twelve months ended December 31, 2007, the largest aggregate amount of principal outstanding under the Subordinated Loan Agreement was $15.0 million, and no principal or interest payments were made.  As of March 31, 2008, an aggregate of approximately $17.5 million of principal and pay-in-kind interest is outstanding under the Subordinated Loan Agreement.

On October 26, 2005, WHX CS Corp. (“CS”), a wholly-owned subsidiary of WHX, entered into a Stock Purchase Agreement by and between CS and Steel Partners.  Pursuant to this agreement, CS sold 1,000 shares of Series A preferred stock, par value $0.01 per share (“WHX CS Preferred”) to Steel Partners.  Steel Partners paid a purchase price of $5,100 per share or an aggregate purchase price of $5.1 million.  The WHX CS Preferred accrue dividends at 6.0% per annum.  The WHX CS Preferred were required to be redeemed by CS for $5.1 million plus all accrued and unpaid dividends on October 26, 2006 or, at the sole option of the Board of Directors of CS, on any earlier date.  However, there was no such redemption on that date.  As of March 31, 2008, the accrued dividends on the WHX CS Preferred were approximately $0.7 million.  To the extent available, the proceeds from WHX’s upcoming rights offering will be used to redeem the WHX CS Preferred for $5.8 million.

In addition, to the extent available, the proceeds from WHX’s upcoming rights offering will be used to repay indebtedness owed by the Company to Steel Partners under the Subordinated Loan Agreement, the Term B Loan and the Subordinated Debt Credit Agreement.

WHX is considering the acquisition of 2,631,384 shares of common stock of CoSine Communications, Inc. from Steel Partners for an aggregate purchase price of approximately $5.9 million.  The transaction, if it proceeds, would likely close immediately following the closing of WHX’s upcoming rights offering.

Marvin L. Olshan, a director of the Company through July 2005, is a retired partner of Olshan Grundman Frome Rosenzweig & Wolosky LLP (“OGFR&W”) who retains the title Of Counsel at OGFR&W.  The Company has engaged OGFR&W as its outside general counsel since January 1991.  The fees paid to OGFR&W by the Company did not exceed 5% of such firm’s gross revenues for the fiscal year ended December 31, 2007.

As used throughout this proxy statement, the term “affiliate” means with respect to a person each other person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

Compensation Committee Report

We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in the Company’s 2008 Stockholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on the reviews and discussions referred to above, we recommend to the Board that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in the Company’s Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Louis Klein, Jr.

Garen W. Smith

Vote Required

The affirmative vote of stockholders holding a plurality of the votes is required to approve this Proposal No. 1.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL TWO: TO INCREASE THE NUMBER
 OF AUTHORIZED SHARES OF COMMON STOCK

On January 31, 2008, a special meeting of stockholders was held, at which time our stockholders approved a proposal to authorize the Board of the Company to amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, to a total of 100,000,000 shares, consisting of 95,000,000 shares of common stock and 5,000,000 shares of preferred stock.  However, as of the date hereof, our Board has not yet amended the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock.

At a meeting held on June 26, 2008, the Board unanimously approved a resolution declaring it advisable to authorize the Board to amend the Fourth Article of our Amended and Restated Certificate of Incorporation to further increase the number of shares of capital stock that we have authority to issue to a total of 185,000,000 shares, consisting of 180,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

If our stockholders approve this proposal, our Board may, in its discretion, proceed and amend and restate the portions of the Fourth Article of our Amended and Restated Certificate of Incorporation necessary to make the changes described above.  Following such approval and filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed.  The amendment to the Fourth Article of our Amended and Restated Certificate of Incorporation is attached to this proxy statement as Exhibit A.

Purpose of the Amendment

The Company filed a Registration Statement on Form S-1 (File No. 333-146803) with the SEC on October 18, 2007, as amended (the “Rights Offering Registration Statement”), relating to the registration of shares of the Company’s Common Stock to be sold for up to $200 million (the “Rights Offering”), issuable upon exercise of rights to be distributed to holders of record of shares of the Common Stock as of the record date for the Rights Offering.  The Registration Statement was declared effective on July 14, 2008.  The Company anticipates that the Rights Offering will close September 22, 2008.

The purpose of this Rights Offering is to raise equity capital in a cost-effective manner that gives all of our stockholders the opportunity to participate.  The net proceeds will be used to (i) to make partial payments to certain senior lenders to certain wholly-owned subsidiaries of WHX in the aggregate principal amount of up to $15 million; (ii) to redeem preferred stock issued by a wholly-owned subsidiary of WHX, which is held by Steel Partners, our largest stockholder, (iii) to purchase shares of common stock of CoSine Communications, Inc. from Steel Partners or to reserve such approximate amount to be used for working capital, (iv) to repay WHX indebtedness to Steel Partners, and (v) to repay indebtedness of such wholly-owned subsidiaries of WHX to Steel Partners.

WHX expects the total purchase price of the shares offered in this Rights Offering to be $200 million, assuming full participation. To have sufficient authorized but unissued shares of Common Stock to accommodate the additional shares which may be issued pursuant to the Rights Offering, the Board believes it is necessary to increase its authorized capital.

Other than as described above, we have no present plans, arrangements, commitments or understanding with respect to the issuance of any the additional shares of common stock that would be authorized by adoption of the amendment.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock.  Adoption of the amendment to the Company’s Amended and Restated Certificate of Incorporation would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.

To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock.  Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

The Company could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so.  The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock.  Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

Vote Required

The proposal to authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation to increase authorized capital stock requires the affirmative vote of a majority of the shares outstanding entitled to vote thereon.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD, AT ITS DISCRETION, TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL STOCK FROM 55,000,000 SHARES, CONSISTING OF 50,000,000 SHARES OF COMMON STOCK AND 5,000,000 SHARES OF PREFERRED STOCK TO 185,000,000 SHARES, CONSISTING OF 180,000,000 SHARES OF COMMON STOCK AND 5,000,000 SHARES OF PREFERRED STOCK.

PROPOSAL THREE: CLARIFYING AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WHX CORPORATION

At a meeting held on June 26, 2008, the Board unanimously approved a resolution declaring it advisable to authorize the Board to amend the Fifth Article of our Amended and Restated Certificate of Incorporation to permit the Company to effectively cancel certain issuances of stock to persons who provided erroneous information to the Company where such erroneous information was relied upon by the Company in deciding to issue such stock.  This provision is consistent with the terms of the Company’s Rights Offering and is to permit the Company to preserve its NOLs.

If our stockholders approve this proposal, our Board may, in its discretion, proceed and amend and restate the portions of the Fifth Article of our Amended and Restated Certificate of Incorporation necessary to make the changes described above.  Following such approval and filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed.  The amendment to the Fifth Article of our Amended and Restated Certificate of Incorporation is attached to this proxy statement as Exhibit A.

Purpose of the Amendment

The Board believes that this proposed amendment is advisable and in the best interests of the Company and its stockholders in order to protect the Company’s NOLs for tax purposes thereby enabling the Company to possibly utilize its NOLs for tax purposes in the future.

Upon its emergence from bankruptcy on July 29, 2005, WHX experienced an ownership change as defined by Section 382 of the Internal Revenue Code, which imposes annual limitations on the utilization of NOLs post ownership change.  WHX believes it qualifies for the bankruptcy exception to the general Section 382 limitations.  Under this exception, the annual limitation imposed by Section 382 resulting from an ownership change will not apply.  Instead, the NOLs must be reduced by certain interest expense paid to creditors who became stockholders as a result of the bankruptcy reorganization.  Thus, WHX’s NOLs of $205.8 million as of December 31, 2007, reflects a reduction of $31.0 million.  Accordingly, in order to avoid subsequent ownership changes, WHX’s Amended and Restated Certificate of Incorporation contains a 5% ownership limit pursuant to which certain transfers of WHX’s shares will be limited.

In determining ownership, certain attribution provisions and constructive ownership provisions apply, including the following:

•
Any family group consisting of an individual, spouse, children, grandchildren and parents are treated as one person.  Note that an individual can be treated as a member of several different family groups.  For example, your family group would include your spouse, children, father and mother, but your mother’s family group would include her spouse, all her children and her grandchildren.

•	Any Common Stock owned by any entity will generally be attributed proportionately to the ultimate owners of that entity. Attribution will also occur through tiered entity structures.

•	Any persons or entities acting in concert or having a formal or informal understanding among themselves to make a coordinated purchase of Common Stock will be treated as one stockholder.

•	Ownership may not be structured with an abusive principal purpose of avoiding these rules.

Pursuant to the Rights Offering Registration Statement, the Company is planning to issue Common Stock.  The Board is concerned that the planned issuance could trigger loss of NOL-related tax advantages if a subscriber to the issuance obtains the Board’s approval of such subscriber’s purchase by (intentionally or otherwise) misrepresenting the number of shares attributed to such subscriber.  As noted above, this amendment is designed to prevent such a loss of NOL-related tax advantages.

The terms of the Rights Offering provide that in order to protect against an unexpected “ownership change” for federal income tax purposes, WHX has implemented the protection mechanics as follows: (i) if an exercise would result in the subscriber owning either directly or indirectly, of record or beneficially, more than 1,100,000 shares of Common Stock, the subscriber must indicate on the subscription form the number of shares of Common Stock it will so own, and notify the information agent; (ii) if requested, each subscriber will be required to provide WHX with additional information regarding the amount of Common Stock that the subscriber owns; and (iii) WHX has the right to instruct the subscription agent to refuse to honor a subscriber’s exercise to the extent an exercise might, in WHX’s sole and absolute discretion, result in the subscriber owning 5% or more of our Common Stock or otherwise causing an “ownership change.”   The terms of the Rights Offering also provide that WHX will void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false and the subscriber is treated as a 5% stockholder.

Description of the Amendment

The following brief description is qualified in its entirety by reference to the full text of the proposed amendment, which is attached hereto as Exhibit A.

The amendment clarifies that the provisions set forth in the Rights Offering Registration Statement are enforceable, and that if WHX issues stock, whether in the Rights Offering or in the future, in reliance upon erroneous information provided by the person to which the shares are issued, the person to whom such stock is issued will be deemed to hold it only as an agent and will not be recognized as a stockholder with respect to the issued shares.  The Board may demand that such agent transfer any evidence of ownership of the issued shares and any distributions on the issued shares pursuant to the provisions contained in the amendment.

Possible Effects of the Amendment

The purpose of the amendment is to insure the enforceability of the Rights Offering provisions regarding the protection of our NOLs under Section 382 of the Internal Revenue Code.  There can be no assurance, however, that the amendment will be deemed enforceable under Delaware law if challenged.

Vote Required

The proposal to authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation to make certain clarifying amendments to protect the availability of the Company’s NOLs requires the affirmative vote of a majority of the shares outstanding entitled to vote thereon.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD, AT ITS DISCRETION, TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO MAKE CERTAIN CLARIFYING AMENDMENTS TO PROTECT THE AVAILABILITY OF THE COMPANY’S NOLS.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have selected Grant Thornton LLP (“GT”) to serve as independent accountants of the Company for the fiscal year ending December 31, 2008.  GT has served as the Company’s independent accounting firm since January 2007.

Dismissal of PricewaterhouseCoopers LLP

On January 17, 2007, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm, which was to be effective upon the completion by PwC of its procedures regarding: (i) the Company’s 2004 Annual Report on Form 10-K; and (ii) the financial statements of the Company as of March 31, 2005 and for the quarter then ended, the financial statements of the Company as of June 30, 2005 and for the quarter and six-month periods then ended and the financial statements of the Company as of September 30, 2005 and for the quarter and nine-month periods then ended and the Forms 10-Q for 2005 in which each of the above described financial statements will be included. The decision to dismiss PwC was approved by the Company’s Audit Committee. The Company filed a Current Report on Form 8-K disclosing such dismissal on January 23, 2007.

On March 9, 2007, PwC completed the above procedures and the Company’s engagement of PwC ended and the dismissal of PwC became effective.

The reports of PwC on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph disclosing substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2005 and 2004 and through March 9, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2005 and 2004 and through March 9, 2007, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than as reported in Item 9A of its 2005 and 2004 Annual Reports on Form 10-K and for the quarters ended March 31, June 30 and September 30, 2005 in Item 4 of the corresponding Quarterly Reports on Form 10-Q. Such Item 9A and Item 4 disclosure indicated that there are material weaknesses in internal controls for the fiscal years ended December 31, 2004 and 2005, and during the 2005 and 2004 quarters, which continued through the date of filing such financial statements. These material weaknesses include not maintaining effective controls in the following areas: (i) the accuracy, valuation and disclosure of our goodwill and intangible asset accounts and the related impairment expense accounts; (ii) the accounting for income taxes, including the completeness and accuracy of income taxes payable, deferred income tax assets, liabilities and related valuation allowances and the income tax provision; (iii) the completeness and accuracy of our environmental remediation liability reserves; (iv) the valuation of long-lived assets for impairment purposes; (v) the accounting for derivative instruments and hedging activities related to precious metal inventory; and (vi) the preparation and review of the consolidated statement of cash flows. Additionally, the following material weaknesses in disclosure controls and procedures contributed to the material weaknesses discussed above and were also disclosed in such Item 9A and Item 4 sections: (i) the inability to maintain a sufficient number of personnel with an appropriate level of knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Company's global financial reporting requirements and the complexity of the Company’s operations and transactions; (ii) the inability to maintain appropriately designed and documented Company-wide policies and procedures; and (iii) the inability to maintain an effective anti-fraud program designed to detect and prevent fraud, including (a) an effective whistle-blower program and (b) an ongoing program to manage identified fraud risks. Please see Item 9A of the Company’s 2005 and 2004 Annual Reports on Form 10-K and Item 4 of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2005 for information related to management’s remediation plans. The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of each of the material weaknesses described above.

The Company's financial statements for the year ended December 31, 2003 and prior years have been restated to correct the accounting for goodwill impairment, certain tax matters, and other corrections, including the accounting for derivative instruments (specifically futures contracts on precious metals) and the related impact on inventory, and the accounting for an executive life insurance program, as well as the reporting of investment borrowings in the Company’s 2003 and 2002 statement of cash flows. The Audit Committee has discussed these matters with PwC. The Company's financial statements for the year ended December 31, 2003 and prior years were restated in conjunction with the filing of the Company's 2005 and 2004 Annual Reports on Form 10-K. The Company has authorized PwC to respond fully to all inquiries from the successor accountant regarding these matters.

Engagement of Grant Thornton LLP

On January 22, 2007, the Company engaged GT as the Company's independent registered public accountant. The engagement of GT was approved by the Audit Committee of the Company's Board of Directors.

During the years ended December 31, 2005 and 2004 and through January 22, 2007, the Company did not consult with GT with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

We previously disclosed the dismissal of PwC and the appointment of GT in a Form 8-K filed with the SEC on January 23, 2007, as amended on March 13, 2007.  In connection with the filing of that Form 8-K, we provided PwC a copy of the disclosures made herein, which are the same disclosures that were included in that Form 8-K and requested PwC to furnish us a letter addressed to the SEC stating whether or not it agrees with the statements herein. PwC previously provided us that letter, stating that it did agree with such disclosure, a copy of which was filed with the SEC as Exhibit 16 to that Form 8-K.

Representations at the Meeting

Representatives from GT will be present at the Meeting and they will have the opportunity to make a statement if they desire to do so and they are expected to be available to respond to appropriate questions. Representatives from PwC will not be present at the Meeting.

Audit Fees

The aggregate fees billed by GT for professional services rendered was $2,533,565 and $1,680,144 for the audits of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, respectively, which services included the cost of the reviews of other periodic reports for each respective year.

Audit-Related Fees

The aggregate fees billed by GT for professional services categorized as Audit-Related Fees rendered was $20,276 for the year ended December 31, 2007, relating principally for services pertaining to the audit of the financial statements of Bairnco’s 401(k) Plan.  There were no fees billed by GT for audit-related services for the fiscal year ended December 31, 2006.

Tax Fees

The aggregate fees billed by GT for tax services for the fiscal year ended December 31, 2007 were $44,057 relating principally for tax compliance, advice and planning.  There were no fees billed by GT for tax services for the fiscal year ended December 31, 2006.

All Other Fees

There were no fees for other professional services rendered during the fiscal years ended December 31, 2007 and 2006.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services. Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by GT during our most recent fiscal year are compatible with maintaining the independence of such auditors.

Audit Committee Report

The Audit Committee operates pursuant to a written charter adopted by the Board.  The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this proxy statement. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented, with Grant Thornton LLP (“GT”), the Company’s independent auditors for the fiscal year ended December 31, 2007. The Audit Committee has received the written disclosures and the letter from GT, as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with GT the independence of GT. The Audit Committee also considered whether GT's non-audit services, including tax planning and consulting, are compatible with maintaining GT's independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                                                                     Louis Klein, Jr.

                                                                                     Garen W. Smith

Vote Required

The affirmative vote of stockholders holding not less than a majority of the votes cast on the matter is required to approve Proposal No. 4.

Board Recommendation

YOUR BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING AND OTHER MATTERS

Stockholder Proposals

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than [              ], 2009.  Stockholders wishing to nominate directors or bring a proposal before the 2009 Annual Meeting of stockholders (but not include it in the Company’s proxy materials) must provide written notice of such nomination or proposal to the attention of our Corporate Secretary not later than [              ], 2009 nor earlier than [           ], 2009; provided, however, in the event that the date of the next annual meeting is more than 30 days before or more than 60 days after [               ], 2009, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Other Matters

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

Annual Report

The Company is concurrently sending all of its stockholders of record as of [           ], 2008 a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Such report contains the Company's certified consolidated financial statements for the fiscal year ended December 31, 2007, including those of the Company's subsidiaries.

WHX Corporation,

Glen M. Kassan
Chief Executive Officer

EXHIBIT A

FORM OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WHX CORPORATION

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

WHX CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.           The name of the Corporation is WHX Corporation.

2.           The First Paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to restate the first paragraph of Article FOURTH to read as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 185,000,000 shares, consisting of (i) 5,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”), and (ii) 180,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”).”

3.           Paragraph A(3) of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to restate Paragraph A(3) of Article FIFTH to read as follows:

“(3)           Each certificate representing Corporation Securities issued after the effectiveness of this Amendment to the Amended and Restated Certificate of Incorporation of the Corporation and prior to the Restriction Release Date will contain the legend that refers to the restrictions set forth in this Article FIFTH as follows:

“THE TRANSFER OR OWNERSHIP OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE FIFTH OF THIS AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WHX CORPORATION.”

4.           Paragraph B of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to restate Paragraph B of Article FIFTH to read as follows:

“B.           PROHIBITED OWNERSHIP OF SECURITIES

(1)           In the event that any issuance by the Corporation of Corporation Securities prior to the Restriction Release Date, or any issuance by the Corporation of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, was approved by the Board of Directors based upon information that (A) was provided to the Corporation directly or indirectly by the Person or group of Persons to which such Corporation Securities were issued, and (B) intentionally or otherwise, contained an untrue statement of fact, or omitted to state a fact requested by the Corporation, where but for such statement or omission the Corporation would not have issued such Corporation Securities, then the Person or group of Persons to which the Corporation issued such Corporation Securities shall be deemed, for the entire period that such Person or group of Persons holds such Corporation Securities, to be the agent or agents of an Agent with respect to such Corporation Securities and to hold such Corporation Securities solely for the benefit of such Agent and not on account of any Person other than such Agent.

(2)           Any issuance by the Corporation of Corporation Securities that, pursuant to the provisions of paragraph B(1) of this Article FIFTH, causes the Person or group of Persons to which the Corporation issued such Corporation Securities to be deemed the agent or agents of an Agent shall impose upon such Person or group of Persons the same obligations hereunder, and shall entitle such Person or group of Persons to the same rights hereunder, as such Person or group of Persons would have if he, she, it, or they were a Purported Transferee or Purported Transferees, the Corporation Securities issued in such issuance were Excess Securities, and the issuance of such Corporation Securities were an attempted Transfer that had been determined by the Board of Directors to constitute a Prohibited Transfer; PROVIDED, HOWEVER, that, for purposes of the application of this paragraph B(2) of this Article FIFTH, any occurrence of the phrase “the Purported Transferor” in paragraph C(3) of this Article FIFTH shall be replaced with the phrase “the Corporation” and the last sentence of paragraph C(3) shall have no effect.

(3)           Any Corporation Securities whose issuance, pursuant to the provisions of paragraph B(1) of this Article FIFTH, causes the Person or group of Persons to which the Corporation issued such Corporation Securities to be deemed the agent or agents of an Agent shall be treated as Excess Securities under this Article FIFTH unless and until such Corporation Securities are subsequently acquired in a Transfer that is not a Prohibited Transfer.

(4)           Any provision of this paragraph B of this Article FIFTH respecting the Person or group of Persons to which Corporation Securities are issued, or the Person or group of Persons that hold Corporation Securities, shall apply with equal force to Persons or groups of Persons that acquire or hold, or purport to acquire or hold, Corporation Securities as either record or beneficial owners.”

5.           Current Paragraph B of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation hereby becomes Paragraph C of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation, and current Paragraph C of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation hereby becomes Paragraph D of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation.

6.           The following paragraph is hereby added as Paragraph E of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation and reads as follows:

“E.           SEVERABILITY.  Any determination that any provision of this Article FIFTH is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of this Article FIFTH.”

7.           Current Paragraph D of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation hereby becomes Paragraph F of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation.

8.           The amendment to the Amended and Restated Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and acknowledged by its Secretary on this    th day of               , 2008.

WHX Corporation,

By:
Title:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WHX CORPORATION

Proxy – Annual Meeting of Stockholders
[         ] [   ], 2008

The undersigned hereby appoints Glen M. Kassan and Robert K. Hynes, each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of WHX Corporation (“WHX” or the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on [         ] [   ], 2008, at [   ][ ].m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, New York 10022, or at any adjournment thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated [         ] [   ], 2008, and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF PROPOSAL NOS. 1, 2, 3 and 4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL NOS. 2, 3 AND 4.

1.
Election of Directors: The election of the following nominees to the Board of Directors, to serve until the 2009 Annual Meeting of Shareholders and until their respective successors are elected and shall qualify:

Warren G. Lichtenstein
Jack L. Howard
Glen M. Kassan
Louis Klein, Jr.
John H. McNamara Jr.
John J. Quicke
Garen W. Smith

FOR ALL NOMINEES [___]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [___]

To withhold authority to vote for any individual nominee(s), print name(s) above.

2.
To authorize the Board of Directors, at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock to 185,000,000 shares, consisting of 180,000,000 shares of common stock and 5,000,000 shares of preferred stock.

FOR [___]                                                    AGAINST [___]              ABSTAIN [___]

3.	Ratification of the appointment of Grant Thornton LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2008.

FOR [___]                                                 AGAINST [___]                 ABSTAIN [___]

4.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting.

NOTE: Your signature should appear the same as your name appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a corporation gives a proxy, an authorized officer should sign it.

Signature:	Title:	Date:

Signature:	Title:	Date:

Please mark, date, sign and mail this proxy in the envelope provided for this purpose.  No postage is required if mailed in the United States.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [___]

_______________________________________________________